Exhibit 10.2
TVIA, INC.

TRANSACTION BONUS PLAN
1. Purposes.
     (a) Purpose. The purpose of the Plan is to establish a bonus pool payable upon the occurrence of a Liquidity Event to selected Participants. It is understood that the distributions to the Participants will be measured by the amount of proceeds available for distribution to shareholders of the Company and have priority over related distribution(s) with respect to capital stock of the Company made at the same time.
     (b) Approval. The Board has determined that the adoption of the Plan is in the best interest of the Company and its shareholders.
2. Definitions.
     (a) “Board” means the Board of Directors of the Company.
     (b) “Change of Control” shall mean the occurrence of any of the following events:
          (i) the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company), (“Person”) that is or becomes the owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding securities; provided, however, that for purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company shall not be considered a Change of Control; or
          (ii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 2(b)(ii), the following shall not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s securities; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (C). For purposes of this clause (ii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

     Notwithstanding the foregoing, a Company transaction that does not constitute a change in control event under Treasury Regulation Section 1.409A-3(i)(5)(v) or Treasury Regulation Section 1.409A-3(i)(5)(vii) shall be not be considered a Change of Control for purposes of this Plan.
     For the avoidance of doubt, a liquidation, dissolution or winding up of the Company, or assignment for the benefit of creditors shall not constitute a Change of Control event for purposes of this Plan.
     (c) “Closing” means the closing of a transaction constituting a Liquidity Event.
     (d) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulations, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
     (e) “Company” means Tvia, Inc., a Delaware corporation and any successor.
     (f) “Individual Percentage” means the percentage specified for a particular Participant listed on Exhibit A.
     (g) “Liquidity Event” means (i) a liquidation, dissolution or winding up of the Company, whether in connection with a bankruptcy or similar proceeding or otherwise; or (ii) a Change of Control.
     (h) “Net Proceeds” means the sum of any cash and the fair market value of any securities or other assets or property available for distribution to the holders of the Company’s equity securities (including any securities that are convertible, exercisable or exchangeable for equity securities) in connection with a Liquidity Event after the repayment of all Company debt outstanding and after subtracting all costs and fees associated with the transaction, including amounts distributed after the closing of the Liquidity Event pursuant to any escrow, earn-out or other similar arrangement. The fair market value of any securities or other assets or property available for distribution to the holders of the Company’s equity securities in connection with a Liquidity Event will be determined on the same basis on which such securities were valued in such Liquidity Event for purposes of distributing such securities or property to the holders of the Company’s equity securities.
     (i) “Participant” means each of the persons listed on Exhibit A.
     (j) “Plan” means this Tvia, Inc. Transaction Bonus Plan.
3. Administration.
     (a) The Plan shall be interpreted and administered by the Board, whose actions shall be final and binding on all persons, including the Participants.
     (b) The Board, in its sole discretion, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine whether the Company has consummated a transaction resulting in a Liquidity Event.
          (ii) To determine the value of the Net Proceeds.
          (iii) To establish, change, and adjust, in its sole discretion, the Individual Percentages for each of the Participants.
          (iv) To determine the value of any non-cash consideration distributed pursuant to the Plan, provided that the valuation of identical property shall be consistently applied for all purposes.
     (c) The Board may delegate some or all of its powers and responsibilities under the Plan either to a committee of the Board or to one or more officers of the Company.
     (d) No member of the Board or its delegate will be liable for any action or determination made by the Board or its delegate with respect to the Plan or any distribution paid under the Plan. All expenses and liabilities that members of the Board or its delegate incur in connection with the administration of the Plan shall be borne by the Company or its successor. No members of the Board or its delegate shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or any distribution paid hereunder, and all members of the Board or its delegate shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination, or interpretation.
4. Bonus Pool.
     (a) Establishment. Upon a Closing, a Bonus Pool (the “Bonus Pool”) shall be established equal to an aggregate of five percent (5%) of the Net Proceeds, whether in cash, securities or other property, which shall be payable in cash based upon the value of the Net Proceeds (as determined in accordance with Section 3(b)(ii)); provided that, if in the reasonable discretion of the Board, the Company has insufficient cash on hand to pay such amount in cash, then such amount shall be paid in the same form and in the same proportions as paid by an acquiror to the holders of the Company’s equity securities upon the Closing of a Liquidity Event.
     (b) Allocation. The allocation of the Bonus Pool to individuals designated as Participants shall be set forth in writing from time to time as determined by the Board, which shall be attached as Exhibit A hereto. Each Participant’s allocable share of the Bonus Pool (the “Bonus Amount”) under the Plan will be equal to the product of (x) the Bonus Pool multiplied by (y) the Participant’s Individual Percentage set forth in Exhibit A, as adjusted under Section 5 to the extent necessary.
     (c) Unallocated Bonus Pool. If, after making all distributions to Participants in accordance with Exhibit A and Section 5, any amount of the Bonus Pool not distributed to Participants shall be distributed to the Company’s shareholders in the same manner as the other proceeds resulting from the Liquidity Event.

5. Distributions.
     (a) If the conditions for distribution set forth in the Plan are satisfied, upon the date of the Closing (the “Closing Date”), each Participant shall be entitled to receive from the Company one hundred percent (100%) of his or her Bonus Amount, whether such distribution is at Closing or a delayed distribution pursuant to the application of any escrow, earn-out or other similar arrangement (collectively, the “Deferred Payments”), which shall be payable in cash based upon the value of the Net Proceeds (as determined in accordance with Section 3(b)(ii)); provided that, if in the reasonable discretion of the Board, the Company has insufficient cash on hand to pay such amount in cash, then such amount shall be paid in the same form and in the same proportions as paid by an acquiror to the holders of the Company’s equity securities upon the Closing of a Liquidity Event.
     (b) In the event that any securities are issued to a Participant pursuant to the Plan, such securities shall be subject to the same or similar restrictions as imposed by a purchaser on the securities of the Company’s shareholders as set forth in the agreement pursuant to which the Sale of the Company occurs and such restrictions that are required by applicable securities laws.
     (c) Except as provided by this Section 5(c), the Company shall pay each Participant his distributive share of the Bonus Pool as soon as practicable after the Closing, but in no event more than thirty (30) days following the Closing. Notwithstanding the foregoing, if the Liquidity Event constitutes a Change of Control, the portion of any distribution of the Bonus Pool related to Deferred Payments shall be paid to each Participant if and when Deferred Payments are paid to the Company’s shareholders (and subject to the same terms and conditions as applicable to Deferred Payments made to the Company’s shareholders generally); provided, however, that any Deferred Payments not distributed to the Participants by the fifth (5th) anniversary of the Closing Date shall be forfeited by the Participants and shall instead be distributed in accordance with Section 4(c) above. If a Participant is eligible to receive a Plan distribution as of the Closing Date, then such Participant shall also be entitled to its allocation of any Deferred Payments regardless of whether such Participant is an employee of the Company on the date any such Deferred Payments are made, subject to the preceding sentence.
     (d) A Participant must be an employee of the Company (or a subsidiary of the Company) on the Closing Date to be eligible to receive his or her Bonus Amount. Upon termination of a Participant’s employment prior to the Closing Date, such Participant shall no longer be a Participant in the Plan and shall not be entitled to any distributions hereunder. Such Participant’s Bonus Amount shall either be available for distribution under this Plan as determined by the Board in its discretion, subject to Section 6, or distributed to Company stockholders pursuant to Section 4(c).
     (e) Anything in the Plan to the contrary notwithstanding, if any payment or benefit a Participant would receive from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Code Section 280G; and (ii) but for this sentence, be subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax; or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in such Participant’s receipt, on an after-tax basis, of the greater amount of the Payment. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: first, reduction of cash payments; second, cancellation of accelerated vesting of equity awards; and third, reduction of employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s stock awards.
          A nationally recognized certified public accounting firm selected by the Company with the consent of the Participant, which should not unreasonably be withheld (the “Accounting Firm”) shall perform the foregoing calculations related to the Excise Tax. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.
          The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Participant within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Company or the Participant) or such other time as requested by the Company or the Participant. Any good faith determinations of the accounting firm made hereunder shall be final, binding, and conclusive upon the Company and the Participant
6. Amendment or Termination of the Plan.
     (a) The Board at any time, and from time to time, prior to the Closing, may amend or terminate the Plan in any manner in its sole discretion; provided, however, the Plan may not be amended or terminated following the Closing without the consent of each Participant affected by the amendment or termination, except as may be required by any applicable law.
     (b) The Plan shall automatically terminate upon the earlier of (i) the completion of all payments under the terms of the Plan, or (ii) a determination by the Board to terminate the Plan, consistent with Section 6(a) above.
7. No Guarantee of Future Service.
     Selection of an individual as a Participant under the Plan shall not provide any guarantee or promise of continued service of Participant with the Company (or any of its subsidiaries), and the Company (or any subsidiary employing Participant) retains the right to terminate the employment of any employee at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.
8. No Equity Interest.
     Neither the Plan nor any distribution hereunder creates or conveys any equity or ownership interest in the Company or any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the shareholders of the Company.

9. Tax Withholding.
     The Company shall withhold from any distributions under the Plan any amount required to satisfy the Company’s income and employment tax withholding obligations under federal, state, and local law.
10. Funding.
     No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participant shall have no rights under the Plan other than as unsecured general creditors of the Company.
11. Bonus Plan.
     The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and shall be construed and administered in accordance with such intention.
12. Nonassignability.
     To the maximum extent permitted by law, a Participant’s rights or benefits under the Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.
13. Code Section 409A.
     The Company and the Participants will work together in good faith to consider either (i) amendments to the Plan; or (ii) revisions to the Plan with respect to any payments made hereunder, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Participant under Section 409A of the Code. It is intended that the Plan comply with Section 409A of the Code and all other applicable IRS guidance issued with respect to Section 409A to the extent applicable.
14. Choice of Law.
     All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of California without regard to its conflict of laws provisions.
15. Headings.
     The headings in the Plan are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     The Tvia, Inc. Transaction Bonus Plan is adopted by an authorized officer of the Company effective as of October 13, 2008 (the “Effective Date”).

TVIA, INC.

By:	/s/ Eli Porat

Print Name:	Eli Porat

Title:	Chief Executive Officer

Date:	October 16, 2008